UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2009

The Hartcourt Companies, Inc.
(Exact name of Registrant as specified in its charter)

Utah	001-12671	87-0400541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Room 503, Jinqiao Building, No. 2077 West Yan’an Road, Shanghai, China
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (86) 21 62085908

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

The Hartcourt Companies, Inc., a Utah corporation (“Hartcourt”), and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Hartcourt stockholders to be held to approve the proposed acquisition and reincorporation discussed in Item 1.01 below.

Stockholders of Hartcourt and other interested persons are advised to read Hartcourt’s preliminary proxy statement and definitive proxy statement, when available, in connection with Hartcourt’s solicitation of proxies for the special meeting because these proxy statements will contain important information. Such persons are also advised to read Hartcourt’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2009 for a description of the security holdings of Hartcourt’s officers and directors.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed acquisition. The proxy statement and other relevant materials (when they become available) and any other documents filed by Hartcourt with the SEC may also be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Hartcourt by directing request to: The Hartcourt Companies, Inc., Room 503, Jinqiao Building, No. 2077, West Yan’an Road, Shanghai, China 200336, Attention: Victor Zhou, Chief Executive Officer.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the closing of the acquisition of Sino-Canada Investment Group Inc., a company existing under the Company Law of the People’s Republic of China (“Sino-Canada”) by Hartcourt and certain related matters, including but not limited to the appointment of new directors and officers of Hartcourt and entry into ancillary agreements by Hartcourt and Sino-Canada. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: (i) the number and percentage of Hartcourt stockholders voting against the acquisition; (ii) the ability of Hartcourt and Sino-Canada to satisfy the conditions to closing of the proposed acquisition, including the delivery by Sino-Canada of audited financial statements for inclusion in the Hartcourt proxy statement; (iii) legislation or regulatory environments, requirements or changes adversely affecting the business in which Sino-Canada is engaged; (iv) continued compliance with government regulations; (v) fluctuations in customer demand; (vi) management of rapid growth; (vii) the time to develop and market new products and services; (viii) outcomes of government reviews, inquiries, investigations and related litigation; (ix) general economic conditions; (x) geopolitical events; and (xi) changing principles of generally accepted accounting principles. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the combined company. Neither Hartcourt nor Sino-Canada assumes any obligation to update any forward-looking statements.

Item 1.01 Entry Into a Material Definitive Agreement

On August 20, 2009, Hartcourt and its subsidiaries, Maple China Education Incorporated, a Delaware corporation and Hartcourt Education Investment Management Consulting (Shanghai) Co., Ltd., a company existing under the Company Law of the People’s Republic of China, entered into a plan of reorganization and share exchange agreement (the “Share Exchange Agreement”) with Sino-Canada, its subsidiaries, Sino-Canada High School, a private educational non-enterprise institution existing under the laws of the People’s Republic of China, Wujiang Huayu Property Management Company, a company existing under the Company Law of the People’s Republic of China, Canadian Learning Systems Corporation, a company existing under the laws of the British Virgin Islands, each of the shareholders of Sino-Canada (the “Shareholders”) and Ross Yuan, in the capacity as representative of the Shareholders. Unless the context requires otherwise, reference herein to Hartcourt includes reference to its subsidiaries and reference to Sino-Canada includes reference to its subsidiaries referenced above.

About Hartcourt

Founded in 1983, Hartcourt is a U.S. corporation with subsidiaries in China and other jurisdictions. Hartcourt moved its operation headquarters to Shanghai, China in 2002.  In August 2006, Hartcourt changed its business model to focus on the education market in China. From May 2007 to October 2008, Hartcourt completed the acquisition of (i) China Princely Education Technology Development Company Limited, an authorized accrediting organization for China vocational education located in Beijing, PRC; sixty percent of the outstanding equity of Beijing Yanyuan Rapido Education Company, a well-known training institution in China; and sixty percent of the outstanding equity of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy.

About Sino-Canada

Founded in 2003, Sino-Canada is primarily engaged in the investment and management business in the field of education. Sino-Canada’s subsidiaries include Sino-Canada High School, Canadian Learning Systems Corporation, Sino-Canada Middle School, Wujiang Fenghua Training Center and Wujiang Huayu Property Management Company. Sino-Canada High School, established in China in July of 2003, is a certified school with Chinese-foreign cooperation acknowledged by both the Chinese and Canadian governments and  authorized to provide a certified Canadian high school curriculum. Sino-Canada High School is authorized to award its graduates dual diplomas recognized by the Ministry of Education in both China and Canada. The number of its students is expanding at a rate about 50% annually.  The Sino-Canada High School campus covers a total area of approximately 50 acres and a building area of approximately 21,215 square meters. The school has approximately 800 students and 150 teaching staff at present. Canadian Learning Systems Corporation, incorporated in November of 2003 in the British Virgin Islands, provides exclusive management services to each of Sino-Canada High School, Sino-Canada Middle School and Wujiang Fenghua Training Center, and charges part of SCHS’s and all of Sino-Canada High School’s and Wujiang Fenghua Training Center’s annual profits as compensation for the exclusive management services it provides. Wujiang Huayu Real Property Management Company, founded in China in March of 2004, is primarily engaged in providing property management and related consulting services.

Transactions

The Share Exchange Agreement provides that Hartcourt will acquire all of the issued and outstanding shares of Sino-Canada. Immediately prior to the closing of the acquisition, Hartcourt will effect a reincorporation from the State of Utah to the State of Delaware, a 1 for 80 reverse stock split and a name change, by merging into its wholly-owned subsidiary, Maple China Education Incorporated. The surviving corporation in the reincorporation will be Maple China Education Incorporated.

Acquisition Consideration

In exchange for all of the issued and outstanding shares of capital stock of Sino-Canada, Hartcourt will issue approximately $33,623,963, worth of shares of its common stock at an agreed upon price of $0.88 per share (post-split) to the Sino-Canada shareholders in exchange for all of the issued and outstanding capital stock of Sino-Canada. Hartcourt will issue 38,209,049 shares of Hartcourt common stock in a private placement in satisfaction of the purchase price. The aggregate purchase price and the actual number of shares to be issued in the exchange remain subject to potential purchase price adjustments at the closing. The number of shares of Hartcourt common stock issued in the transaction will be decreased in the event Sino-Canada’s working capital (measured by current assets less current liabilities) decreases by more than five percent at the closing as compared to March 31, 2009, and will be increased in the event that Hartcourt’s total liabilities at closing exceeds $600,000, up to a maximum of 45,850,859 shares. The purchase price adjustment for Hartcourt’s outstanding liabilities at closing will exclude Hartcourt’s outstanding loan of up to $1,300,000 from Yuan Dian Investment Inc. that will be repaid upon the closing in accordance with its terms by issuing shares of common stock of Hartcourt at a price of $0.88 per share.

Following the acquisition, the former shareholders of Sino-Canada will own approximately 86% of the issued and outstanding shares of Hartcourt.

In connection with the acquisition, each of the shareholders of Sino-Canada will enter into a lock-up agreement (the “Lock-Up Agreement”) at closing and agree not to sell or transfer the shares of Hartcourt stock received by them upon closing for a period of 12 months following closing.

Post-Closing Officers and Directors

Upon the consummation of the transaction, Hartcourt’s existing officers will resign and the new management team will consist of the following individuals:

Name	Position
Ross Yuan	Chief Executive Officer
Tiezhi Zhang	President
Fusheng Xie	Vice President
Sun Meifang	Chief Accounting Officer
Zhang Jie	Secretary

Further, upon the consummation of the acquisition, Hartcourt’s board of directors of Hartcourt will consist of seven directors, of which Sino-Canada will designate five members and Hartcourt will designate two members. Hartcourt and the Shareholders will enter into a voting agreement (the “Voting Agreement”) at closing to elect the respective parties nominees to Hartcourt’s board of directors following closing until immediately prior to the next annual Hartcourt meeting of stockholders.

Representations and Warranties; Conduct Prior to Closing; Covenants

In the Share Exchange Agreement, Sino-Canada and the Shareholders make various representations and warranties regarding Sino-Canada and in their capacities as shareholders, respectively, and Hartcourt makes certain representations and warranties regarding Hartcourt. From the date of the execution of the Share Exchange Agreement until the closing, Hartcourt and Sino-Canada agreed to use commercially reasonable efforts to carry on their respective businesses in the ordinary course in substantially the same manner as previously conducted, to pay all debts and taxes when due, to pay or perform other obligations when due, to use all reasonable efforts consistent with past practice and policies to preserve intact their respective business organizations, to use commercially reasonable efforts consistent with past practice to keep available the services of present executive officers and, in the case of Sino-Canada , its employees, and to use commercially reasonable efforts consistent with past practice to preserve relationships with those having business dealings with them.

The Sino-Canada entities agreed, with limited exceptions, not to, without the prior written consent of Hartcourt:

• enter into any new line of business or make a material change to any existing line of business;

• declare, set aside or pay any dividends on or make any other distributions, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

• purchase, redeem or otherwise acquire, directly or indirectly, any shares of their capital stock;

• issue, deliver, sell, authorize, pledge or otherwise encumber any shares of their securities, or enter into other agreements or commitments of any character obligating them to issue any such securities;

• cause, permit or propose any amendments to their charter documents;

• acquire or agree to acquire any equity or voting interest in or a portion of the assets of any material business;

• enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership or alliance, except for non-exclusive marketing, distributor, reseller, customer, end-user and related agreements entered into in the ordinary course of business;

• sell, lease, license, encumber or otherwise dispose of any material properties or assets except sales of inventory in the ordinary course of business;

• make any loans, advances of money or capital contributions other than: (A) loans or investments by it or a wholly-owned subsidiary of it to or in it or any wholly-owned subsidiary of it, or (B) employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practice;

• except as required by U.S. Generally Accepted Accounting Principles (“GAAP”) or the SEC, make any material change in its methods or principles of accounting;

• except as required by law, make or change any tax election or adopt or change any accounting method in respect of taxes, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to taxes;

• except as required by GAAP or the SEC, revalue any of its assets;

• (A) pay, discharge, settle or satisfy any claims or litigation other than (x) in the ordinary course of business consistent with past practice or in amounts not in excess of $100,000 individually or $200,000 in the aggregate or (y) to the extent subject to reserves on its financial statements, or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Sino-Canada is a party or of which any or Sino-Canada is a beneficiary;

• except as required by law or a contract currently binding on Sino-Canada, (A) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any employee earning more than $50,000 annually or director of Sino-Canada, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any employee benefit plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any employee benefit plan or make any contribution, other than regularly scheduled contributions or pursuant to the terms of any existing employee benefit plan, to any employee benefit plan, (C) enter into any employment, severance, termination or indemnification agreement with any employee or enter into any collective bargaining agreement, (D) grant any stock appreciation right, phantom stock award, stock-related award or performance award, or (E) enter into any agreement with any employee the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Sino-Canada of the nature contemplated by the Share Exchange Agreement;

• grant any exclusive rights to a third party with respect to any intellectual property;

• enter into or renew any contracts containing any non-competition, exclusivity or other restrictions on the operation of the business of the Sino-Canada  entities or Hartcourt;

• enter into any contract which would be to grant to a third party following the acquisition any actual or potential right of license to any intellectual property other than in the normal course of business;

• enter into or renew any contracts containing any material purchase, supply, support, maintenance or service obligation, other than those obligations in the ordinary course of business;

• hire employees other than in the ordinary course of business and at compensation levels substantially comparable to that of similarly situated employees;

• incur any indebtedness for borrowed money in excess of $100,000 or guarantee any such indebtedness;

• enter into, modify, amend, or terminate any material contract currently in effect;

• enter into any contract to pay a third party which is outside of the ordinary course of business in excess of $100,000 individually; or

• intentionally take any action that is intended to (A) result in any of their representations and warranties set forth in the Shares Exchange Agreement being or becoming untrue in any material respect at any time at or prior to the closing, (B) result in any of the conditions to the closing not being satisfied, or (C) result in a material violation of any provision of the Share Exchange Agreement except, in each case, as may be required by any law.

Hartcourt agreed, with limited exceptions, not to, without the prior written consent of Sino-Canada:

• pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of Hartcourt’s shares of capital stock;

• except pursuant to existing equity rights outstanding, not issue any shares of Hartcourt’s capital stock or any options or any securities convertible into or exchangeable for its capital stock;

• declare any dividend or make any distribution in cash, securities or otherwise on Hartcourt’s outstanding shares of capital stock or directly or indirectly redeem or purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of Hartcourt’s affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices;

• except as contemplated by the share exchange agreement, amend Hartcourt’s charter documents;

• merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any person;

• take any action or omit to take any action that may directly or indirectly impede or affect the closing on the terms contemplated by the Share Exchange Agreement;

• incur any indebtedness for borrowed money in excess of $100,000 or guarantee any such indebtedness; or

• intentionally take any action that is intended to (A) result in any of their representations and warranties set forth in the Shares Exchange Agreement being or becoming untrue in any material respect at any time at or prior to the closing, (B) result in any of the conditions to the closing not being satisfied, or (C) result in a material violation of any provision of the Share Exchange Agreement except, in each case, as may be required by any law.

Additional Agreements

The Share Exchange Agreement also contains additional agreements of the parties, including agreements providing for:

• Sino-Canada to use its commercially reasonable efforts to deliver to Hartcourt on or before November 30, 2009, audited historical financial statements prepared for the periods required for inclusion in the proxy statement and an unaudited balance sheet as of June 30, 2009 and the related consolidated statements of income, cash flow and members’ equity for the respective three-and six-month periods then ended each as reviewed by independent registered public accountants, and such financials must, in the opinion of Hartcourt, be suitable or readily adaptable for incorporation in the reports required to be filed by Hartcourt with the SEC;

• Hartcourt to prepare, file and mail a proxy statement and to hold a stockholder meeting to approve the transactions contemplated by the Share Exchange Agreement;

• Sino-Canada to promptly provide any information reasonably required or appropriate for inclusion in the proxy statement and to cooperate with Hartcourt in the preparation of the proxy statement;

• Hartcourt to file in a timely manner all reports required to be filed with the SEC, and not to terminate its status as an issuer required to file reports under the Exchange Act;

• Hartcourt to call, hold and convene a meeting of its stockholders to consider the reincorporation and the issuance of shares to the Shareholders, to be held as promptly as practicable after the filing of a final proxy statement;

• the board of directors of Hartcourt to recommend that the stockholders of Hartcourt vote in favor of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement, and subject to applicable law, refrain from withdrawing, amending or modifying its recommendation;

• the protection of confidential information of the parties subject to certain exceptions as required by law, regulation or legal or administrative process, and, subject to the confidentiality requirements, the provision of reasonable access to information;

• the parties to use their reasonable best efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Share Exchange Agreement, subject to certain limitations;

• Hartcourt and Sino-Canada to provide prompt written notice to the other party of any representation or warranty made by it contained becoming untrue or inaccurate, or any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it;

• Hartcourt and Sino-Canada have each agreed not to, among other things, (i) solicit, initiate or encourage alternative acquisition proposals, or (ii) subject to certain exceptions, participate in discussions regarding, or recommend, approve or endorse, any alternative acquisition proposals;

• the parties to take all action necessary, such that upon the consummation of the acquisition, the Hartcourt board of directors will consist of seven directors, of which Sino-Canada will designate five members and Hartcourt will designate two;

• the outstanding options of Hartcourt to be assumed and exchanged for equivalent options of Maple China Education Incorporated as the surviving corporation in the reincorporation merger;

• the parties to cooperate in the preparation of any press release or public announcement related to the Share Exchange Agreement or related transactions;

• the parties to agree to use commercially reasonable efforts to fulfill the closing conditions in the Share Exchange Agreement, including coordinating meetings with Hartcourt stockholders for the purpose of obtaining stockholder approval of the acquisition; and

• Sino-Canada Company to divest itself of Sino-Canada Middle School, a private educational non-enterprise institution existing under the laws of the People’s Republic of China, and Wujiang Fenghua Training Center, a social organization existing under the laws of the People’s Republic of China, prior to the closing.

Closing Conditions

The parties’ respective obligations to complete the transactions contemplated by the Share Exchange Agreement are subject to customary closing conditions, including, among others, the approval of the transaction by the stockholders of Hartcourt, completion of the Hartcourt reincorporation merger, compliance with applicable securities laws and completion of the Sino-Canada divestitures described above.  In addition, Hartcourt’s obligation to complete the transactions is conditioned, among other things, upon Sino-Canada’s completion of audited financial statements required for inclusion in the proxy statement seeking approval of the transactions by Hartcourt’s stockholders, receipt of customary legal opinions and no event or condition that has had a material adverse effect on Sino-Canada.  Sino-Canada’s obligation to complete the transactions is conditioned, among other things, on Hartcourt’s repayment of certain indebtedness, receipt of customary legal opinions and no event or condition that has had a material adverse effect on Hartcourt.

Termination

The Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Hartcourt’s stockholders, by:

• mutual written consent of Hartcourt and representative of the Shareholders;

• either Hartcourt or Sino-Canada, if the closing has not occurred by May 31, 2010;

• either Hartcourt or Sino-Canada, if a governmental entity has issued an order, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order is final and nonappealable;

• by Sino-Canada upon a breach of any representation, warranty, covenant or agreement on the part of Hartcourt set forth in Share Exchange Agreement, or if any representation or warranty of Hartcourt becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Hartcourt of a notice describing in reasonable detail the nature of such breach;

• by Hartcourt upon a breach of any representation, warranty, covenant or agreement on the part of Sino-Canada or the Shareholders set forth in the Share Exchange Agreement, or if any representation or warranty of Hartcourt or the Shareholders becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Sino-China or the Shareholders, as applicable, of a notice describing in reasonable detail the nature of such breach;

• by Hartcourt, if a material adverse effect on Sino-Canada has occurred since the date of the Share Exchange Agreement and is continuing;
• by Sino-Canada, if a material adverse effect on Hartcourt has occurred since the date of the Share Exchange Agreement and is continuing; and

• by Hartcourt if the financial statements as audited or reviewed, as applicable, are not completed and available for delivery or delivered to Hartcourt on or before November 30, 2009.

In the event of the termination of the Share Exchange Agreement, the Share Exchange Agreement will be of no further force or effect, except for the confidentiality and expense provisions of the Share Exchange Agreement.

A copy of the Share Exchange Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and copies of the forms of Lock-Up Agreement and Voting Agreement are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and each of them are incorporated herein by reference. The foregoing description of the Share Exchange Agreement, the Lock-Up Agreement and the Voting Agreement is qualified in its entirety by reference to the full text of the are Exchange Agreement, the Lock-Up Agreement and the Voting Agreement. The Share Exchange Agreement is attached hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any information about the condition (financial or otherwise) of the parties thereto. The Share Exchange Agreement contains representations and warranties made by the parties thereto solely for the benefit of each other, and such representations and warranties of Hartcourt and Sino-Canada are qualified by information contained in confidential disclosure letter provided by such parties to the other in connection with the execution of the Share Exchange Agreement. Accordingly, investors and security holders should not rely on the representations and warranties for information about the parties to the Share Exchange Agreement.  Other exhibits to the Share Exchange Agreement, which have not been filed with this Current Report on Form 8-K will be furnished to the SEC upon request.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.3 is the press release filed in connection with the execution of the Share Exchange Agreement. The information in Exhibits 99.3 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits.
2.1*
Plan of Reorganization and Share Exchange Agreement, dated August 20, 2009, by and among The Hartcourt Companies, Inc., Maple China Education Incorporated, Hartcourt Education Investment Management Consulting (Shanghai) Co., Ltd., Sino Canada Investment Group Inc., Sino-Canada High School, Wujiang Huayu Property Management Company, Canadian Learning Systems Corporation, the Sino Canada Investment Group Inc. shareholders listed on Schedule A thereto, and Ross Yuan, as Shareholders Representative.

99.1	Form of Lock-Up Agreement to be entered into by Maple China Education Incorporated and the shareholders of Sino Canada Investment Group Inc.
99.2	Form of Voting Agreement to be entered into by Maple China Education Incorporated and the shareholders of Sino Canada Investment Group Inc.
99.3	Press release dated August 20, 2009.

*   To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2009

THE HARTCOURT COMPANIES, INC. By: /s/ Victor Zhou Name: Victor Zhou Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Plan of Reorganization and Share Exchange Agreement, dated August 20, 2009, by and among The Hartcourt Companies, Inc., Maple China Education Incorporated, Hartcourt Education Investment Management Consulting (Shanghai) Co., Ltd., Sino Canada Investment Group Inc., Sino-Canada High School, Wujiang Huayu Property Management Company, Canadian Learning Systems Corporation, the Sino Canada Investment Group Inc. shareholders listed on Schedule A thereto, and Ross Yuan, as Shareholders Representative.

99.1	Form of Lock-Up Agreement to be entered into by Maple China Education Incorporated and the shareholders of Sino Canada Investment Group Inc.
99.2	Form of Voting Agreement to be entered into by Maple China Education Incorporated and the shareholders of Sino Canada Investment Group Inc.
99.3	Press release dated August 20, 2009.

*   To be filed by amendment.